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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) December 21, 2004
                                                 -------------------------------

                       TriMedia Entertainment Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                      000-49865               57-1107699
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)

1080 N. Delaware Avenue     Philadelphia, Pennnsylvania          19125
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                    (Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code (215) 426-5536
                                                  ------------------------------

________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



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          ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As disclosed in Item 5.02 below, on December 21, 2004, we appointed Joseph Safina to our Board of Directors in the capacity of Vice Chairman. Concurrent with this appointment, we entered into a consulting agreement with Mr. Safina. The term of the agreement is twelve months, after which it shall automatically renew for successive one-month periods unless either party provides written notice at least ten business days prior to the expiration of the then current period that it wishes to terminate the agreement. As compensation for services provided pursuant to this agreement, Mr. Safina is entitled to receive:

               o On the date of the consulting agreement, warrants to purchase 1,000,000 shares of our common stock at an exercise price of $.49 per share, which was the closing bid price of our common stock as quoted on the Over-the Counter Bulletin Board (the "OTCBB") on December 21, 2004;

               o On the date on which we complete an equity offering of at least $10,000,000, warrants to purchase 1,000,000 shares of our common stock at an exercise price equal to the closing bid price of our common stock as quoted on the OTCBB on such date, provided that, Mr. Safina must still be performing all duties required pursuant to the consulting agreement on such date; and

               o On the first anniversary of the date of the consulting agreement, warrants to purchase 1,000,000 shares of our common stock at an exercise price equal to the closing bid price of our common stock as quoted on the OTCBB on such date, provided that, Mr. Safina must still be performing all duties required pursuant to the consulting agreement on such date.

         Pursuant to this agreement, Mr. Safina has agreed to perform the following duties:

               o  Assist management in designing a strategic operational plan;

               o Design and implement a strategy to position us in the domestic and international financial markets to complete an offering of our securities;

               o Assist management in evaluating, financing and negotiating mergers and acquisitions;

               o Assist management in developing corporate finance, governance and administrative policy; and

               o  Serve on our board of directors in the capacity of Vice
                  Chairman.





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          ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On December 21, 2004, we appointed Joseph Safina to our Board of Directors in the capacity of Vice Chairman. There are no family relationships among directors, executive officers, or persons nominated or appointed by us to be directors or executive officers. Mr. Safina was appointed as our Vice Chairman pursuant to the terms of the consulting agreement described in Item
1.01 above and there were no related-party transactions between us prior to entering into the consulting agreement described in Item 1.01 above.

         Mr. Safina has over 15 years investment banking experience. He served as Chairman of Nichols, Safina Lerner & Co. a New York based investment banking firm until 1997 and has been providing strategic consulting services to public and private companies for the past five years. From 1989 to 1997, he was a senior vice president of Gruntal & Co., a New York Stock Exchange Member Firm. From 1997 to 2003, Mr. Safina was the CEO of International Equities Group, a Florida based merchant banking/consulting firm. Mr. Safina also was the founder and CEO of Orion Capital Markets. Mr. Safina is currently the CEO of Pure Entertainment. Pure Entertainment is a Miami based record label and media company.

         On December 23, 2004, we issued a press release announcing Mr. Safina's appointment and describing his business experience for the last five years, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

          ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (C)  EXHIBITS.

          The following exhibit is filed herewith:

         10.1 Consulting Agreement dated December 21, 2004 by and between TriMedia Entertainment Group, Inc. and Joseph Safina.

         99.1     Press release dated December 23, 2004.














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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            TRIMEDIA ENTERTAINMENT GROUP, INC.


Date: December 23, 2004                     By: /s/ Christopher Schwartz
                                                --------------------------------
                                                    Christopher Schwartz
                                                    Chief Executive Officer


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                                  EXHIBIT INDEX

10.1 Consulting Agreement dated December 21, 2004 by and between TriMedia Entertainment Group, Inc. and Joseph Safina.

99.1     Press release dated December 23, 2004.